                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 3, 2011

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 3, 2011, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter fiscal year 2011 which ended June 30, 2011. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 3, 2011 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP Inc. Reports Third-Quarter Fiscal 2011 Financial Results

BILLERICA, MA, August 3, 2011 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter of fiscal 2011 ended June 30, 2011.

For the third quarter of fiscal 2011, total sales were $19.7 million compared with $28.6 million for the third quarter of 2010. For the first nine months of 2011, sales were $61.0 million compared with $71.2 million in the year-earlier period.

Gross profit for the third quarter of fiscal 2011 was 18.0% compared with 17.0% in the third quarter a year ago. For the first nine months of fiscal 2011, gross profit was 20.0% compared with 18.0% in the same period of fiscal 2010.

Net loss for the third quarter of fiscal 2011 was $0.2 million, or $0.06 per share, compared with net income of $0.6 million, or $0.17 per diluted share, in the third quarter of fiscal 2010. For the first nine months of fiscal 2011, net income was $0.5 million, or $0.13 per diluted share, compared with net income of $0.9 million, or $0.24 per diluted share, for the year-earlier period.

Cash and short-term investments increased by approximately $2.0 million from fiscal year ended September 30, 2010 to $17.5 million as of June 30, 2011. CSP purchased approximately $60,000 of common stock during the quarter. CSP's cash position may vary significantly from quarter to quarter due to the high working capital requirements needed to fund large projects at both its Systems and its Services and Systems Integration segments.

Management Comments

"Our top- and bottom-line performance in the third quarter reflects difficult year-over-year comparisons in both our Systems and our Service and Systems Integration businesses," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "The lower revenues are primarily attributable to significantly reduced sales to a major hosting customer at our Service and Systems Integration segment. As we reported previously, that customer had acquired one of our largest competitors in 2010. In addition, in the third quarter of 2010, our Systems business reported $1.6 million in high margin royalty revenues from Lockheed Martin related to the E2D Advanced Hawkeye aircraft compared with only $0.5 million in lower margin parts sales in the third quarter of 2011."

"Looking forward, we are optimistic about positive trends on both sides of the business," said Lupinetti. "At our Systems segment, we are pleased that 10 E2D aircraft have received budget approval as part of phases 3 and 4 of the Low Rate Initial Production Phase, and we expect to benefit from the production of these aircraft beginning in 2012. At our Service and Systems Integration segment, we are making progress on our strategy to attract higher-margin consulting, as well as solutions and managed services business. As we begin to look toward fiscal 2012, we are bullish about our long-term growth prospects as we are poised to capitalize on exciting trends on both the Systems and Service and Systems Integration segments."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. For interested parties unable to participate in the live call, an archived version of the webcast will be available for approximately one year on CSP's website.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com . To learn more about MODCOMP, Inc., consult www.modcomp.com.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to expectations regarding the build plans for the E2D aircraft, CSP's ability to attract higher-margin consulting, as well as solutions and managed services business, the Company's optimism regarding its long-term growth prospects and its ability to capitalize on exciting trends on both the Systems and Service and Systems Integration segments. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2011	2010
Assets
Current assets:
Cash and short-term investments	$17,482	$15,531
Accounts receivable, net	10,318	12,190
Inventories	5,586	5,862
Other current assets	2,514	2,368
Total current assets	35,900	35,951
Property, equipment and improvements, net	873	873
Other assets	4,657	4,555
Total assets	$41,430	$41,379

Liabilities and Shareholders' Equity
Current liabilities	$13,273	$13,948

Pension and retirement plans	9,010	8,928
Non-current liabilities	296	24

Shareholders' equity	18,851	18,479
Total liabilities and shareholders' equity	$41,430	$41,379

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /---Three Months Ended---/ /---Nine Months Ended---/
	Jun. 31,	Jun. 31,	Jun. 31,	Jun. 31,
	2011	2010	2011	2010
Sales:
Product	$16,416	$23,753	$49,566	$59,549
Service	3,265	4,815	11,434	11,601
Total sales	19,681	28,568	61,000	71,150

Cost of Sales:
Product	13,690	21,153	41,440	50,729
Service	2,370	2,519	7,162	7,731
Total cost of sales	16,060	23,672	48,602	58,460

Gross profit	3,621	4,896	12,398	12,690

Operating expenses:
Engineering and development	442	498	1,460	1,401
Selling, general & administrative	3,450	3,740	10,135	10,207
Total operating expenses	3,892	4,238	11,595	11,608

Operating income (loss)	(271)	658	803	1,082

Other income (loss), net	(33)	(10)	(55)	(46)

Income (loss) before income taxes	(304)	648	748	1,036
Provision (benefit) for income taxes	(90)	27	287	168

Net income (loss)	($214)	$621	$461	$868

Net income(loss) attributable to common stockholders	($211)	$614	$455	$860

Income (loss) per share - basic	($0.06)	$0.17	$0.13	$0.24
Weighted average shares outstanding - basic	3,428	3,548	3,446	3,545

Income (loss) per share - diluted	($0.06)	$0.17	$0.13	$0.24
Weighted average shares outstanding - diluted	3,475	3,574	3,485	3,574